Morgan Stanley Total Return Trust
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Alcon(AC 03/20/02   $33.00   87,200  0.5309  $2,301,750,0  0.1250   Credit
L)                                   %       00            %        Suisse
                                                                    First
                                                                    Boston
Traveler 03/21/02   $18.50   28,900  0.998%  $3,885,000,0  0.0138   Salomon
s                                            00            %        Smith
Property                                                            Barney
Casualty
Corp./TA
P A